Filed pursuant to Rule 433

Registration Statement Nos. 333-224495 and 333-224495-03

CitiFirst Offerings Brochure for Citi Personal Wealth Management August 2021

2	CitiFirst Offerings Brochure | August 2021

Introduction to CitiFirst Investments	4

CitiFirst Protection Investments

Market-Linked Notes Based on the Citi Dynamic Asset Selector 5 Excess Return Index (5.5 Years)	5

CitiFirst Performance Investments

Autocallable Contingent Coupon Equity Linked Securities Linked to the Worst Performing of Alphabet Inc., Amazon. com, Inc. and Apple Inc.	6

Memory Coupon Barrier Step-Down Autocall Securities Based Upon the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Bank of America Corporation and the Common Stock of The Home Depot, Inc.	8

Single Observation ELKS® Based on the Common Stock of NVIDIA Corporation	11

Enhanced Barrier Digital Plus Securities Linked to salesforce.com, inc	13

Enhanced Barrier Digital Plus Securities Linked to Applied Materials, Inc	15

Autocallable Contingent Coupon Equity Linked Securities Linked to Apple Inc.	17

Autocallable Contingent Coupon Equity Linked Securities Linked to the Worst Performing of Amazon.com, Inc., Apple Inc. and Microsoft Corporation	19

Enhanced Barrier Digital Plus Securities Linked to Intel Corporation	21

Autocallable Contingent Coupon Equity Linked Securities Linked to the Worst Performing of the iShares® Silver Trust and the VanEck Vectors® Gold Miners ETF	23

Enhanced Barrier Digital Plus Securities Linked to the EURO STOXX 50® Index	25

Buffer Securities Linked to the Dow Jones Industrial AverageTM	27

Barrier Digital Plus Securities Linked to the S&P 500® Index	29

Dual Directional Barrier Securities Linked to the SPDR® S&P 500® ETF Trust	31

Autocallable Contingent Coupon Equity Linked Securities Linked to Amazon.com, Inc.	33

For all offerings documented herein (other than the Market-Linked Certificates of Deposit):

Investment Product	Not FDIC Insured	May Lose Value	No Bank Guarantee

CitiFirst Offerings Brochure | August 2021	3

Autocallable Contingent Coupon Equity Linked Securities Linked to the Worst Performing of Apple Inc. and Microsoft Corporation	35

Autocallable Contingent Coupon Equity Linked Securities Linked to the Worst Performing of Amazon.com, Inc. and Apple Inc.	37

Autocallable Contingent Coupon Equity Linked Securities Linked to NVIDIA Corporation	39

General Overview of Investments	41

Important Information for the Monthly Offerings	42

Overview of Key Benefits and Risks of CitiFirst Investments	43

Additional Considerations	44

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

4 CitiFirst Offerings Brochure | August 2021 Introduction to CitiFirst Investments CitiFirst is the brand name for Citi’s offering of investments including notes and deposits. Tailored to meet the needs of a range of investors, CitiFirst investments are divided into three categories based on the amount of principal due at maturity: CitiFirst Protection CitiFirst Performance CitiFirst Opportunity Full principal amount due at maturity Payment due at maturity may be less Payment due at maturity may be zero than the principal amount Investments provide for the full principal Investments provide for a payment due Investments provide for a payment at amount to be due at maturity, subject at maturity, subject to the credit risk maturity, subject to the credit risk of to the credit risk of the issuer, and are of the issuer, that may be less than the the issuer, that may be zero and are for for investors who place a priority on the principal amount and in some cases may investors who are willing to take full preservation of principal while looking for be zero, and are for investors who are market risk in return for either leveraged a way to potentially outperform cash or seeking the potential for current income principal appreciation at a predetermined traditional fixed income investments and/or growth, in addition to partial or rate or access to a unique underlying contingent downside protection strategy The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment. The SEC registered securities described herein are not bank deposits but are senior, unsecured debt obligations of Citi. All returns and any principal amount due at maturity are subject to the applicable issuer credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Structured investments are not conventional debt securities. They are complex in nature and the specific terms and conditions will vary for each offering. CitiFirst operates across all asset classes meaning that underlying assets include equities, commodities, currencies, interest rates and alternative investments. When depicting a specific product, the relevant underlying asset will be shown as a symbol on the cube: Equities Commodities Currencies Rates Alternative Investments For instance, if a CitiFirst Performance investment were based upon a single stock, which belongs to an equity asset class, its symbol would be shown as follows: Classification of investments into categories is not intended to guarantee particular results or performance. Though the potential returns on structured investments are based upon the performance of the relevant underlying asset or index, investing in a structured investment is not equivalent to investing directly in the underlying asset or index.

CitiFirst Offerings Brochure | August 2021 5 Market-Linked Notes Based on the Citi Dynamic Asset Selector 5 Excess Return Index (5.5 Years) Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc Index: The Citi Dynamic Asset Selector 5 Excess Return Index (ticker symbol: “CIISDA5N”) Stated principal amount: $1,000 per note Pricing date: August 30, 2021 Issue date: September 2, 2021. See “Supplemental Plan of Distribution” in this pricing supplement for additional information. Valuation date: March 1, 2027, subject to postponement if such date is not an index business day Maturity date: March 4, 2027 Payment at maturity: For each note you hold at maturity, the $1,000 stated principal amount plus the note return amount, which will be either zero or positive Note return amount: • If the final index level is greater than the initial index level: $1,000 x the index return x upside participation rate • If the final index level is less than or equal to the initial index level: $0 Initial index level: , the closing level of the underlying index on the pricing date Final index level: The closing level of the underlying index on the valuation date Index return: The percentage change in the closing level of the Index from the pricing date to the valuation date, calculated as follows: (i) final index level minus initial index level, divided by (ii) initial index level Upside participation rate: At least 100%. The actual upside participation rate will be determined on the pricing date. Listing: The notes will not be listed on any securities exchange CUSIP: 17329QE89 Investor Profile Investor Seeks: Investor Can Accept: â– A medium-term equity index-linked investment â– A holding period of approximately 5.5 years â– Full principal amount due at maturity â–The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

6 CitiFirst Offerings Brochure | August 2021 Autocallable Contingent Coupon Equity Linked Securities Linked to the Worst Performing of Alphabet Inc., Amazon.com, Inc. and Apple Inc. Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlyings: Initial underlying Coupon barrier Final barrier Equity ratio*** Underlying value* value** value** Alphabet Inc. $ $ $ Amazon.com, Inc. $ $ $ Apple Inc. $ $ $ * For each underlying, its closing value on the pricing date ** For each underlying, 80.00% of its initial underlying value *** For each underlying, the stated principal amount divided by its initial underlying value Stated principal amount: $5,000 per security Pricing date: August 5, 2021 Issue date: August 10, 2021 Valuation dates: November 5, 2021, February 7, 2022, May 5, 2022, August 5, 2022, November 7, 2022, February 6, 2023, May 5, 2023 and August 7, 2023 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day or certain market disruption events occur Maturity date: Unless earlier redeemed, August 10, 2023 Contingent coupon payment The fifth business day after each valuation date, except that the contingent coupon payment date dates: following the final valuation date will be the maturity date Contingent coupon: On each contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to at least 2.625% of the stated principal amount of the securities (equivalent to a contingent coupon rate of at least 10.50% per annum) (to be determined on the pricing date) if and only if the closing value of the worst performing underlying on the immediately preceding valuation date is greater than or equal to its coupon barrier value. If the closing value of the worst performing underlying on any valuation date is less than its coupon barrier value, you will not receive any contingent coupon payment on the immediately following contingent coupon payment date. If the closing value of the worst performing underlying on one or more valuation dates is less than its coupon barrier value and, on a subsequent valuation date, the closing value of the worst performing underlying on that subsequent valuation date is greater than or equal to its coupon barrier value, your contingent coupon payment for that subsequent valuation date will include all previously unpaid contingent coupon payments (without interest on amounts previously unpaid). However, if the closing value of the worst performing underlying on a valuation date is less than its coupon barrier value and the closing value of the worst performing underlying on each subsequent valuation date up to and including the final valuation date is less than its coupon barrier value, you will not receive the unpaid contingent coupon payments in respect of those valuation dates. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | August 2021 7 Payment at maturity: If the securities are not automatically redeemed prior to maturity, you will receive at maturity for each security you then hold (in addition to the final contingent coupon payment, if applicable): • If the final underlying value of the worst performing underlying on the final valuation date is greater than or equal to its final barrier value: $5,000 • If the final underlying value of the worst performing underlying on the final valuation date is less than its final barrier value: a fixed number of underlying shares of the worst performing underlying on the final valuation date equal to its equity ratio (or, if we elect, the cash value of those shares based on its final underlying value) If the securities are not automatically redeemed prior to maturity and the final underlying value of the worst performing underlying on the final valuation date is less than its final barrier value, you will receive underlying shares (or, in our sole discretion, cash) that will be worth significantly less than the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity (including any previously unpaid contingent coupon payments). Listing: The securities will not be listed on any securities exchange Underwriter: Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal Automatic early redemption: If, on any potential autocall date, the closing value of the worst performing underlying on that potential autocall date is greater than or equal to its initial underlying value, each security you then hold will be automatically called on that potential autocall date for redemption on the immediately following contingent coupon payment date for an amount in cash equal to $5,000.00 plus the related contingent coupon payment. The automatic early redemption feature may significantly limit your potential return on the securities. If the worst performing underlying performs in a way that would otherwise be favorable, the securities are likely to be automatically called for redemption prior to maturity, cutting short your opportunity to receive contingent coupon payments. The securities may be automatically called for redemption as early as the first potential autocall date specified below. Potential autocall dates: The valuation dates scheduled to occur on November 5, 2021, February 7, 2022, May 5, 2022, August 5, 2022, November 7, 2022, February 6, 2023 and May 5, 2023 Final underlying value: For each underlying, its closing value on the final valuation date Worst performing For any valuation date, the underlying with the lowest underlying return determined as of that valuation underlying: date Underlying return: For each underlying on any valuation date, (i) its closing value on that valuation date minus its initial underlying value, divided by (ii) its initial underlying value CUSIP: 17328NWE4 Investor Profile Investor Seeks: Investor Can Accept: â– A short-term equity-linked investment â– A holding period of approximately two years â– A risk-adjusted equity complement â–The possibility of losing a significant portion of the principal amount invested â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

8 CitiFirst Offerings Brochure | August 2021 Memory Coupon Barrier Step-Down Autocall Securities Based Upon the Worst Performing of the Common Stock of Amazon. com, Inc., the Common Stock of Bank of America Corporation and the Common Stock of The Home Depot, Inc. Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlyings: Initial underlying Coupon barrier Final barrier Equity ratio*** Underlying value* value** value** Amazon.com, Inc. $ $ $ Bank of America Corporation $ $ $ The Home Depot, Inc. $ $ $ * For each underlying, its closing value on the pricing date ** For each underlying, 70.00% of its initial underlying value *** For each underlying, the stated principal amount divided by its initial underlying value Stated principal amount: $5,000 per security Pricing date: August 6, 2021 Issue date: August 11, 2021 Valuation dates: November 8, 2021, February 7, 2022, May 6, 2022, August 8, 2022, November 7, 2022, February 6, 2023, May 8, 2023 and August 7, 2023 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day or certain market disruption events occur Maturity date: Unless earlier redeemed, August 10, 2023 Contingent coupon payment The fifth business day after each valuation date, except that the contingent coupon payment date dates: following the final valuation date will be the maturity date For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | August 2021 9 Contingent coupon: On each contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to at least 2.50% of the stated principal amount of the securities (equivalent to a contingent coupon rate of at least 10.00% per annum) (to be determined on the pricing date) if and only if the closing value of the worst performing underlying on the immediately preceding valuation date is greater than or equal to its coupon barrier value. If the closing value of the worst performing underlying on any valuation date is less than its coupon barrier value, you will not receive any contingent coupon payment on the immediately following contingent coupon payment date. If the closing value of the worst performing underlying on one or more valuation dates is less than its coupon barrier value and, on a subsequent valuation date, the closing value of the worst performing underlying on that subsequent valuation date is greater than or equal to its coupon barrier value, your contingent coupon payment for that subsequent valuation date will include all previously unpaid contingent coupon payments (without interest on amounts previously unpaid). However, if the closing value of the worst performing underlying on a valuation date is less than its coupon barrier value and the closing value of the worst performing underlying on each subsequent valuation date up to and including the final valuation date is less than its coupon barrier value, you will not receive the unpaid contingent coupon payments in respect of those valuation dates. Payment at maturity: If the securities are not automatically redeemed prior to maturity, you will receive at maturity for each security you then hold (in addition to the final contingent coupon payment, if applicable): • If the final underlying value of the worst performing underlying on the final valuation date is greater than or equal to its final barrier value: $5,000 • If the final underlying value of the worst performing underlying on the final valuation date is less than its final barrier value: a fixed number of underlying shares of the worst performing underlying on the final valuation date equal to its equity ratio (or, if we elect, the cash value of those shares based on its final underlying value) If the securities are not automatically redeemed prior to maturity and the final underlying value of the worst performing underlying on the final valuation date is less than its final barrier value, you will receive underlying shares (or, in our sole discretion, cash) that will be worth significantly less than the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity (including any previously unpaid contingent coupon payments). Listing: The securities will not be listed on any securities exchange Underwriter: Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal Automatic early redemption: If, on any potential autocall date, the closing value of the worst performing underlying on that potential autocall date is greater than or equal to the applicable autocall barrier value, each security you then hold will be automatically called on that potential autocall date for redemption on the immediately following contingent coupon payment date for an amount in cash equal to $5,000.00 plus the related contingent coupon payment. The automatic early redemption feature may significantly limit your potential return on the securities. If the worst performing underlying performs in a way that would otherwise be favorable, the securities are likely to be automatically called for redemption prior to maturity, cutting short your opportunity to receive contingent coupon payments. The securities may be automatically called for redemption as early as the first potential autocall date specified below. Potential autocall dates: The valuation dates scheduled to occur on November 8, 2021, February 7, 2022, May 6, 2022, August 8, 2022, November 7, 2022, February 6, 2023 and May 8, 2023 Autocall barrier value: Scheduled potential autocall date Autocall barrier value November 8, 2021: For each underlying, 100.00% of its initial underlying value February 7, 2022: For each underlying, 100.00% of its initial underlying value May 6, 2022: For each underlying, 100.00% of its initial underlying value August 8, 2022: For each underlying, 90.00% of its initial underlying value November 7, 2022: For each underlying, 90.00% of its initial underlying value February 6, 2023: For each underlying, 90.00% of its initial underlying value May 8, 2023: For each underlying, 90.00% of its initial underlying value Final underlying value: For each underlying, its closing value on the final valuation date For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

10 CitiFirst Offerings Brochure | August 2021 Worst performing For any valuation date, the underlying with the lowest underlying return determined as of that valuation underlying: date Underlying return: For each underlying on any valuation date, (i) its closing value on that valuation date minus its initial underlying value, divided by (ii) its initial underlying value CUSIP: 17328NXW3 Investor Profile Investor Seeks: Investor Can Accept: â– A short-term equity-linked investment â– A holding period of approximately two years â– A risk-adjusted equity complement â– The possibility of losing a significant portion of the principal amount invested â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | August 2021 11 Single Observation ELKS® Based on the Common Stock of NVIDIA Corporation Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying: Shares of common stock of NVIDIA Corporation (Nasdaq symbol: “NVDA”) (the “underlying share issuer”) Stated principal amount: $1,000 per security Pricing date: August 16, 2021 Issue date: August 19, 2021 Valuation date: August 16, 2022, subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur Maturity date: August 19, 2022 Coupon: At least 9.00% per annum The actual coupon rate will be determined on the pricing date. Coupon payment dates: September 20, 2021, October 19, 2021, November 19, 2021, December 20, 2021, January 19, 2022, February 22, 2022, March 21, 2022, April 19, 2022, May 19, 2022, June 21, 2022, July 19, 2022 and the maturity date Payment at maturity: For each $1,000 security you hold at maturity, you will be entitled to receive the final coupon payment plus: • If a downside event occurs: a number of underlying shares equal to the equity ratio (or, in our sole discretion, cash in an amount equal to the equity ratio multiplied by the final share price) • If a downside event does not occur: $1,000 in cash If a downside event occurs, you will not receive the stated principal amount of your securities at maturity and, instead, will receive underlying shares (or, in our sole discretion, cash based on the value thereof) expected to be worth less than 80.00% of the stated principal amount and may be worth nothing. Although you are expected to be subject to the risk of a decline in the price of the underlying shares, you will not participate in any appreciation of the underlying shares over the term of the securities. The number of full underlying shares and any cash in lieu of a fractional underlying share that you receive at maturity will be calculated based on the aggregate number of securities you then hold. Downside event: A downside event will occur if the final share price is less than the downside threshold price Downside threshold price: $ , 80.00% of the initial share price Initial share price: $ , the closing value of the underlying on the pricing date Final share price: The closing value of the underlying on the valuation date Equity ratio: , the stated principal amount divided by the initial underlying value Listing: The securities will not be listed on any securities exchange CUSIP: 17328NVK1 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

12 CitiFirst Offerings Brochure | August 2021 Investor Profile Investor Seeks: Investor Can Accept: â–A short-term equity-linked investment â– A holding period of approximately one year â– A risk-adjusted equity complement â– The possibility of losing a significant portion of the principal amount invested â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | August 2021 13 Enhanced Barrier Digital Plus Securities Linked to salesforce. com, inc. Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying: Salesforce.com, inc. Stated principal amount: $1,000 per security Pricing date: August 17, 2021 Issue date: August 20, 2021 Valuation date: February 17, 2023, subject to postponement if such date is not a scheduled trading day or certain market disruption events occur Maturity date: February 23, 2023 Payment at maturity: You will receive at maturity for each security you then hold: • If the final underlying value is greater than or equal to the final barrier value: $1,000 + the greater of (i) the digital return amount and (ii) $1,000 x the underlying return, subject to the maximum return at maturity • If the final underlying value is less than the final barrier value: a fixed number of underlying shares of the underlying equal to the equity ratio (or, if we elect, the cash value of those shares based on the final underlying value) If the final underlying value is less than the final barrier value, you will receive underlying shares (or, in our sole discretion, cash) that will be worth significantly less than the stated principal amount of your securities, and possibly nothing, at maturity. Initial underlying value: $ , the closing value of the underlying on the pricing date Final underlying value: The closing value of the underlying on the valuation date Final barrier value: $ , 80.00% of the initial underlying value Equity ratio: , the stated principal amount divided by the initial underlying value Digital return amount: $80.00 per security (representing a digital return equal to 8.00% of the stated principal amount). You will receive the digital return amount only if the final underlying value is greater than or equal to the final barrier value. Underlying return: (i) The final underlying value minus the initial underlying value, divided by (ii) the initial underlying value Maximum return at maturity: $150.00 per security (15.00% of the stated principal amount). The payment at maturity per security will not exceed the stated principal amount plus the maximum return at maturity. Listing: The securities will not be listed on any securities exchange CUSIP: 17328NXN3 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

14 CitiFirst Offerings Brochure | August 2021 Investor Profile Investor Seeks: Investor Can Accept: â–A short-term equity-linked investment â– A holding period of approximately 1.5 years â– A risk-adjusted equity complement â– The possibility of losing a significant portion of the principal amount invested â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | August 2021 15 Enhanced Barrier Digital Plus Securities Linked to Applied Materials, Inc. Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying: Applied Materials, Inc. Stated principal amount: $1,000 per security Pricing date: August 18, 2021 Issue date: August 23, 2021 Valuation date: August 25, 2022, subject to postponement if such date is not a scheduled trading day or certain market disruption events occur Maturity date: August 30, 2022 Payment at maturity: You will receive at maturity for each security you then hold: • If the final underlying value is greater than or equal to the final barrier value: $1,000 + the greater of (i) the digital return amount and (ii) $1,000 x the underlying return, subject to the maximum return at maturity • If the final underlying value is less than the final barrier value: a fixed number of underlying shares of the underlying equal to the equity ratio (or, if we elect, the cash value of those shares based on the final underlying value) If the final underlying value is less than the final barrier value, you will receive underlying shares (or, in our sole discretion, cash) that will be worth significantly less than the stated principal amount of your securities, and possibly nothing, at maturity. Initial underlying value: $ , the closing value of the underlying on the pricing date Final underlying value: The closing value of the underlying on the valuation date Final barrier value: $ , 80.00% of the initial underlying value Equity ratio: , the stated principal amount divided by the initial underlying value Digital return amount: $80.00 per security (representing a digital return equal to 8.00% of the stated principal amount). You will receive the digital return amount only if the final underlying value is greater than or equal to the final barrier value. Underlying return: (i) The final underlying value minus the initial underlying value, divided by (ii) the initial underlying value Maximum return at maturity: The maximum return at maturity will be determined on the pricing date and will be at least $150.00 per security (at least 15.00% of the stated principal amount). The payment at maturity per security will not exceed the stated principal amount plus the maximum return at maturity. Listing: The securities will not be listed on any securities exchange CUSIP: 17328NXS2 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

16 CitiFirst Offerings Brochure | August 2021 Investor Profile Investor Seeks: Investor Can Accept: â–A short-term equity-linked investment â– A holding period of approximately one year â– A risk-adjusted equity complement â– The possibility of losing a significant portion of the principal amount invested â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | August 2021 17 Autocallable Contingent Coupon Equity Linked Securities Linked to Apple Inc. Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying: Apple Inc. Stated principal amount: $1,000 per security Pricing date: August 19, 2021 Issue date: August 24, 2021 Valuation date: November 19, 2021, February 22, 2022, May 19, 2022 and August 19, 2022 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day or certain market disruption events occur Maturity date: Unless earlier redeemed, August 24, 2022 Contingent coupon payment The fifth business day after each valuation date, except that the contingent coupon payment date dates: following the final valuation date will be the maturity date Contingent coupon: On each contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to at least 1.75% of the stated principal amount of the securities (equivalent to a contingent coupon rate of at least 7.00% per annum) (to be determined on the pricing date) if and only if the closing value of the underlying on the immediately preceding valuation date is greater than or equal to the coupon barrier value. If the closing value of the underlying on any valuation date is less than the coupon barrier value, you will not receive any contingent coupon payment on the immediately following contingent coupon payment date. If the closing value of the underlying on one or more valuation dates is less than the coupon barrier value and, on a subsequent valuation date, the closing value of the underlying on that subsequent valuation date is greater than or equal to the coupon barrier value, your contingent coupon payment for that subsequent valuation date will include all previously unpaid contingent coupon payments (without interest on amounts previously unpaid). However, if the closing value of the underlying on a valuation date is less than the coupon barrier value and the closing value of the underlying on each subsequent valuation date up to and including the final valuation date is less than the coupon barrier value, you will not receive the unpaid contingent coupon payments in respect of those valuation dates. Payment at maturity: If the securities are not automatically redeemed prior to maturity, you will receive at maturity for each security you then hold (in addition to the final contingent coupon payment, if applicable): • I If the final underlying value is greater than or equal to the final barrier value: $1,000 • If the final underlying value is less than the final barrier value: a fixed number of underlying shares of the underlying equal to the equity ratio (or, if we elect, the cash value of those shares based on the final underlying value) If the securities are not automatically redeemed prior to maturity and the final underlying value is less than the final barrier value, you will receive underlying shares (or, in our sole discretion, cash) that will be worth significantly less than the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity (including any previously unpaid contingent coupon payments). Initial underlying value: $ , the closing value of the underlying on the pricing date For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

18 CitiFirst Offerings Brochure | August 2021 Final underlying value: The closing value of the underlying on the final valuation date Coupon barrier value: $ , 80.00% of the initial underlying value Final barrier value: $ , 80.00% of the initial underlying value Equity ratio: , the stated principal amount divided by the initial underlying value Listing: The securities will not be listed on any securities exchange Underwriter: Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal Automatic early redemption: If, on any potential autocall date, the closing value of the underlying is greater than or equal to the initial underlying value, each security you then hold will be automatically called on that potential autocall date for redemption on the immediately following contingent coupon payment date for an amount in cash equal to $1,000.00 plus the related contingent coupon payment. The automatic early redemption feature may significantly limit your potential return on the securities. If the underlying performs in a way that would otherwise be favorable, the securities are likely to be automatically called for redemption prior to maturity, cutting short your opportunity to receive contingent coupon payments. The securities may be automatically called for redemption as early as the first potential autocall date specified below. Potential autocall dates: The valuation dates scheduled to occur on November 19, 2021, February 22, 2022 and May 19, 2022 CUSIP: 17328NVJ4 Investor Profile Investor Seeks: Investor Can Accept: â– A short-term equity-linked investment â– A holding period of approximately one year â– A risk-adjusted equity complement â– The possibility of losing a significant portion of the principal amount invested â–The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | August 2021 19 Autocallable Contingent Coupon Equity Linked Securities Linked to the Worst Performing of Amazon.com, Inc., Apple Inc. and Microsoft Corporation Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlyings: Initial underlying Coupon barrier Final barrier Equity ratio*** Underlying value* value** value** Amazon.com, Inc. $ $ $ Apple Inc. $ $ $ Microsoft Corporation $ $ $ * For each underlying, its closing value on the pricing date ** For each underlying, 80.00% of its initial underlying value *** For each underlying, the stated principal amount divided by its initial underlying value Stated principal amount: $5,000 per security Pricing date: August 20, 2021 Issue date: August 25, 2021 Valuation dates: November 22, 2021, February 22, 2022, May 20, 2022 and August 22, 2022 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day or certain market disruption events occur Maturity date: Unless earlier redeemed, August 25, 2022 Contingent coupon payment The fifth business day after each valuation date, except that the contingent coupon payment date dates: following the final valuation date will be the maturity date Contingent coupon: On each contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to at least 3.125% of the stated principal amount of the securities (equivalent to a contingent coupon rate of at least 12.50% per annum) (to be determined on the pricing date) if and only if the closing value of the worst performing underlying on the immediately preceding valuation date is greater than or equal to its coupon barrier value. If the closing value of the worst performing underlying on any valuation date is less than its coupon barrier value, you will not receive any contingent coupon payment on the immediately following contingent coupon payment date. If the closing value of the worst performing underlying on one or more valuation dates is less than its coupon barrier value and, on a subsequent valuation date, the closing value of the worst performing underlying on that subsequent valuation date is greater than or equal to its coupon barrier value, your contingent coupon payment for that subsequent valuation date will include all previously unpaid contingent coupon payments (without interest on amounts previously unpaid). However, if the closing value of the worst performing underlying on a valuation date is less than its coupon barrier value and the closing value of the worst performing underlying on each subsequent valuation date up to and including the final valuation date is less than its coupon barrier value, you will not receive the unpaid contingent coupon payments in respect of those valuation dates. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

20 CitiFirst Offerings Brochure | August 2021 Payment at maturity: If the securities are not automatically redeemed prior to maturity, you will receive at maturity for each security you then hold (in addition to the final contingent coupon payment, if applicable): • If the final underlying value of the worst performing underlying on the final valuation date is greater than or equal to its final barrier value: $5,000 • If the final underlying value of the worst performing underlying on the final valuation date is less than its final barrier value: a fixed number of underlying shares of the worst performing underlying on the final valuation date equal to its equity ratio (or, if we elect, the cash value of those shares based on its final underlying value) If the securities are not automatically redeemed prior to maturity and the final underlying value of the worst performing underlying on the final valuation date is less than its final barrier value, you will receive underlying shares (or, in our sole discretion, cash) that will be worth significantly less than the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity (including any previously unpaid contingent coupon payments). Listing: The securities will not be listed on any securities exchange Underwriter: Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal Automatic early redemption: If, on any potential autocall date, the closing value of the worst performing underlying on that potential autocall date is greater than or equal to its initial underlying value, each security you then hold will be automatically called on that potential autocall date for redemption on the immediately following contingent coupon payment date for an amount in cash equal to $5,000.00 plus the related contingent coupon payment. The automatic early redemption feature may significantly limit your potential return on the securities. If the worst performing underlying performs in a way that would otherwise be favorable, the securities are likely to be automatically called for redemption prior to maturity, cutting short your opportunity to receive contingent coupon payments. The securities may be automatically called for redemption as early as the first potential autocall date specified below. Potential autocall dates: The valuation dates scheduled to occur on November 22, 2021, February 22, 2022 and May 20, 2022 Final underlying value: For each underlying, its closing value on the final valuation date Worst performing For any valuation date, the underlying with the lowest underlying return determined as of that valuation underlying: date Underlying return: For each underlying on any valuation date, (i) its closing value on that valuation date minus its initial underlying value, divided by (ii) its initial underlying value CUSIP: 17328NYJ1 Investor Profile Investor Seeks: Investor Can Accept: â– A short-term equity-linked investment â– A holding period of approximately one year â– A risk-adjusted equity complement â– The possibility of losing a significant portion of the principal amount invested â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | August 2021 21 Enhanced Barrier Digital Plus Securities Linked to Intel Corporation Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying: Intel Corporation Stated principal amount: $1,000 per security Pricing date: August 24, 2021 Issue date: August 27, 2021 Valuation date: February 24, 2023, subject to postponement if such date is not a scheduled trading day or certain market disruption events occur Maturity date: March 1, 2023 Payment at maturity: You will receive at maturity for each security you then hold: • If the final underlying value is greater than or equal to the final barrier value: $1,000 + the greater of (i) the digital return amount and (ii) $1,000 x the underlying return, subject to the maximum return at maturity • If the final underlying value is less than the final barrier value: a fixed number of underlying shares of the underlying equal to the equity ratio (or, if we elect, the cash value of those shares based on the final underlying value) If the final underlying value is less than the final barrier value, you will receive underlying shares (or, in our sole discretion, cash) that will be worth significantly less than the stated principal amount of your securities, and possibly nothing, at maturity. Initial underlying value: $ , the closing value of the underlying on the pricing date Final underlying value: The closing value of the underlying on the valuation date Final barrier value: $ , 80.00% of the initial underlying value Equity ratio: , the stated principal amount divided by the initial underlying value Digital return amount: $100.00 per security (representing a digital return equal to 10.00% of the stated principal amount). You will receive the digital return amount only if the final underlying value is greater than or equal to the final barrier value. Underlying return: (i) The final underlying value minus the initial underlying value, divided by (ii) the initial underlying value Maximum return at maturity: $180.00 per security (18.00% of the stated principal amount). The payment at maturity per security will not exceed the stated principal amount plus the maximum return at maturity. Listing: The securities will not be listed on any securities exchange CUSIP: 17328NYG7 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

22 CitiFirst Offerings Brochure | August 2021 Investor Profile Investor Seeks: Investor Can Accept: â–A short-term equity-linked investment â– A holding period of approximately 1.5 years â– A risk-adjusted equity complement â– The possibility of losing a significant portion of the principal amount invested â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | August 2021 23 Autocallable Contingent Coupon Equity Linked Securities Linked to the Worst Performing of the iShares® Silver Trust and the VanEck Vectors® Gold Miners ETF Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlyings: Initial underlying Coupon barrier Final barrier Equity ratio*** Underlying value* value** value** iShares® Silver Trust $ $ $ VanEck Vectors® Gold Miners $ $ $ ETF * For each underlying, its closing value on the pricing date ** For each underlying, 80.00% of its initial underlying value *** For each underlying, the stated principal amount divided by its initial underlying value Stated principal amount: $1,000 per security Pricing date: August 24, 2021 Issue date: August 27, 2021 Valuation dates: November 24, 2021, February 24, 2022, May 24, 2022 and August 24, 2022 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day or certain market disruption events occur Maturity date: Unless earlier redeemed, August 29, 2022 Contingent coupon payment The fifth business day after each valuation date, except that the contingent coupon payment date dates: following the final valuation date will be the maturity date Contingent coupon: On each contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to at least 2.25% of the stated principal amount of the securities (equivalent to a contingent coupon rate of at least 9.00% per annum) (to be determined on the pricing date) if and only if the closing value of the worst performing underlying on the immediately preceding valuation date is greater than or equal to its coupon barrier value. If the closing value of the worst performing underlying on any valuation date is less than its coupon barrier value, you will not receive any contingent coupon payment on the immediately following contingent coupon payment date. If the closing value of the worst performing underlying on one or more valuation dates is less than its coupon barrier value and, on a subsequent valuation date, the closing value of the worst performing underlying on that subsequent valuation date is greater than or equal to its coupon barrier value, your contingent coupon payment for that subsequent valuation date will include all previously unpaid contingent coupon payments (without interest on amounts previously unpaid). However, if the closing value of the worst performing underlying on a valuation date is less than its coupon barrier value and the closing value of the worst performing underlying on each subsequent valuation date up to and including the final valuation date is less than its coupon barrier value, you will not receive the unpaid contingent coupon payments in respect of those valuation dates. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

24 CitiFirst Offerings Brochure | August 2021 Payment at maturity: If the securities are not automatically redeemed prior to maturity, you will receive at maturity for each security you then hold (in addition to the final contingent coupon payment, if applicable): • If the final underlying value of the worst performing underlying on the final valuation date is greater than or equal to its final barrier value: $1,000 • If the final underlying value of the worst performing underlying on the final valuation date is less than its final barrier value: a fixed number of underlying shares of the worst performing underlying on the final valuation date equal to its equity ratio (or, if we elect, the cash value of those shares based on its final underlying value) If the securities are not automatically redeemed prior to maturity and the final underlying value of the worst performing underlying on the final valuation date is less than its final barrier value, you will receive underlying shares (or, in our sole discretion, cash) that will be worth significantly less than the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity (including any previously unpaid contingent coupon payments). Listing: The securities will not be listed on any securities exchange Underwriter: Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal Automatic early redemption: If, on any potential autocall date, the closing value of the worst performing underlying on that potential autocall date is greater than or equal to its initial underlying value, each security you then hold will be automatically called on that potential autocall date for redemption on the immediately following contingent coupon payment date for an amount in cash equal to $1,000.00 plus the related contingent coupon payment. The automatic early redemption feature may significantly limit your potential return on the securities. If the worst performing underlying performs in a way that would otherwise be favorable, the securities are likely to be automatically called for redemption prior to maturity, cutting short your opportunity to receive contingent coupon payments. The securities may be automatically called for redemption as early as the first potential autocall date specified below. Potential autocall dates: The valuation dates scheduled to occur on November 24, 2021, February 24, 2022 and May 24, 2022 Final underlying value: For each underlying, its closing value on the final valuation date Worst performing For any valuation date, the underlying with the lowest underlying return determined as of that valuation underlying: date Underlying return: For each underlying on any valuation date, (i) its closing value on that valuation date minus its initial underlying value, divided by (ii) its initial underlying value CUSIP: 17328NYB8 Investor Profile Investor Seeks: Investor Can Accept: â– A short-term equity-linked investment â– A holding period of approximately one year â– A risk-adjusted equity complement â– The possibility of losing a significant portion of the principal amount invested â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | August 2021 25 Enhanced Barrier Digital Plus Securities Linked to the EURO STOXX 50® Index Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying: The EURO STOXX 50® Index Stated principal amount: $1,000 per security Pricing date: August 25, 2021 Issue date: August 30, 2021 Valuation date: August 25, 2026, subject to postponement if such date is not a scheduled trading day or certain market disruption events occur Maturity date: August 28, 2026 Payment at maturity: You will receive at maturity for each security you then hold: • If the final underlying value is greater than or equal to the final barrier value: $1,000 + the greater of (i) the digital return amount and (ii) $1,000 x the underlying return • If the final underlying value is less than the final barrier value: $1,000 + ($1,000 × the underlying return) If the final underlying value is less than the final barrier value, you will receive significantly less than the stated principal amount of your securities, and possibly nothing, at maturity. Initial underlying value: , the closing value of the underlying on the pricing date Final underlying value: The closing value of the underlying on the valuation date Final barrier value: , 80.00% of the initial underlying value Equity ratio: , the stated principal amount divided by the initial underlying value Digital return amount: At least $230.00 per security (representing a digital return equal to at least 23.00% of the stated principal amount) (to be determined on the pricing date). You will receive the digital return amount only if the final underlying value is greater than or equal to the final barrier value. Underlying return: (i) The final underlying value minus the initial underlying value, divided by (ii) the initial underlying value Listing: The securities will not be listed on any securities exchange CUSIP: 17329QEY2 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

26 CitiFirst Offerings Brochure | August 2021 Investor Profile Investor Seeks: Investor Can Accept: â–A medium-term equity index-linked investment â–A holding period of approximately five years â– A risk-adjusted equity complement â–The possibility of losing a significant portion of the principal amount invested â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | August 2021 27 Buffer Securities Linked to the Dow Jones Industrial AverageTM Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying: The Dow Jones Industrial AverageTM Stated principal amount: $1,000 per security Pricing date: August 26, 2021 Issue date: August 31, 2021 Valuation date: August 26, 2026, subject to postponement if such date is not a scheduled trading day or certain market disruption events occur Maturity date: August 31, 2026 Payment at maturity: You will receive at maturity for each security you then hold: • If the final underlying value is greater than the initial underlying value: $1,000 + the return amount, subject to the maximum return at maturity • If the final underlying value is less than or equal to the initial underlying value but greater than or equal to the final buffer value: $1,000 • If the final underlying value is less than the final buffer value: $1,000 + [$1,000 x (the underlying return + the buffer percentage)] If the final underlying value is less than the final buffer value, which means that the underlying has depreciated from the initial underlying value by more than the buffer percentage, you will lose 1% of the stated principal amount of your securities at maturity for every 1% by which that depreciation exceeds the buffer percentage. Initial underlying value: , the closing value of the underlying on the pricing date Final underlying value: The closing value of the underlying on the valuation date Return amount: $1,000 x the underlying return x the upside participation rate Upside participation rate: 100.00% Underlying return: (i) The final underlying value minus the initial underlying value, divided by (ii) the initial underlying value Maximum return at maturity: The maximum return at maturity will be determined on the pricing date and will be at least $450.00 per security (at least 45.00% of the stated principal amount). The payment at maturity per security will not exceed the stated principal amount plus the maximum return at maturity. Final buffer value: , 90% of the initial underlying value Buffer percentage: 10.00% Listing: The securities will not be listed on any securities exchange CUSIP: 17329QAX8 Investor Profile For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

28 CitiFirst Offerings Brochure | August 2021 Investor Seeks: Investor Can Accept: â– A medium-term equity index-linked investment â– A holding period of approximately five years â– A risk-adjusted equity complement â– The possibility of losing a significant portion of the principal amount invested â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | August 2021 29 Barrier Digital Plus Securities Linked to the S&P 500® Index Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying: The S&P 500® Index Stated principal amount: $1,000 per security Pricing date: August 26, 2021 Issue date: August 31, 2021 Valuation date: August 26, 2026, subject to postponement if such date is not a scheduled trading day or certain market disruption events occur Maturity date: August 31, 2026 Payment at maturity: You will receive at maturity for each security you then hold: • If the final underlying value is greater than or equal to the initial underlying value: $1,000 + the greater of (i) the digital return amount and (ii) $1,000 x the underlying return • If the final underlying value is less than the initial underlying value but greater than or equal to the final barrier value: $1,000 • If the final underlying value is less than the final barrier value: $1,000 + ($1,000 x the underlying return) If the final underlying value is less than the final barrier value, you will receive significantly less than the stated principal amount of your securities, and possibly nothing, at maturity. Initial underlying value: , the closing value of the underlying on the pricing date Final underlying value: The closing value of the underlying on the valuation date Final barrier value: , 85.00% of the initial underlying value Digital return amount: At least $110.00 per security (representing a digital return equal to at least 11.00% of the stated principal amount) (to be determined on the pricing date). You will receive the digital return amount only if the final underlying value is greater than or equal to the initial underlying value. Underlying return: (i) The final underlying value minus the initial underlying value, divided by (ii) the initial underlying value Listing: The securities will not be listed on any securities exchange CUSIP: 17329QH52 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

30 CitiFirst Offerings Brochure | August 2021 Investor Profile Investor Seeks: Investor Can Accept: â–A medium-term equity index-linked investment â–A holding period of approximately five years â– A risk-adjusted equity complement â–The possibility of losing a significant portion of the principal amount invested â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | August 2021 31 Dual Directional Barrier Securities Linked to the SPDR® S&P 500® ETF Trust Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying: SPDR® S&P 500® ETF Trust Stated principal amount: $1,000 per security Pricing date: August 27, 2021 Issue date: September 1, 2021 Valuation date: February 27, 2025, subject to postponement if such date is not a scheduled trading day or certain market disruption events occur Maturity date: March 4, 2025 Payment at maturity: You will receive at maturity for each security you then hold: • If the final underlying value is greater than or equal to the initial underlying value: $1,000 + the upside return amount, subject to the maximum upside return • If the final underlying value is less than the initial underlying value but greater than or equal to the final barrier value: $1,000 + the absolute return amount • If the final underlying value is less than the final barrier value: a fixed number of underlying shares of the underlying equal to the equity ratio (or, if we elect, the cash value of those underlying shares based on the final underlying value) If the final underlying value is less than the final barrier value, you will receive underlying shares (or, in our sole discretion, cash) that will be worth significantly less than the stated principal amount of your securities, and possibly nothing, at maturity. Initial underlying value: $ , the closing value of the underlying on the pricing date Final underlying value: The closing value of the underlying on the valuation date Final barrier value: $ , 82% of the initial underlying value Equity ratio: , the stated principal amount divided by the initial underlying value Upside return amount: $1,000 x the underlying return x the upside participation rate Upside participation rate: 100.00% Absolute return amount: $1,000 x the absolute value of the underlying return Underlying return: (i) The final underlying value minus the initial underlying value, divided by (ii) the initial underlying value Maximum upside return: The maximum upside return will be determined on the pricing date and will be at least $300.00 per security (at least 30.00% of the stated principal amount). The payment at maturity per security will not exceed the stated principal amount plus the maximum upside return. Listing: The securities will not be listed on any securities exchange CUSIP: 17328NVX3 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

32 CitiFirst Offerings Brochure | August 2021 Investor Profile Investor Seeks: Investor Can Accept: â–A medium-term equity-linked investment â– A holding period of approximately 3.5 years â– A risk-adjusted equity complement â– The possibility of losing a significant portion of the principal amount invested â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | August 2021 33 Autocallable Contingent Coupon Equity Linked Securities Linked to Amazon.com, Inc. Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying: Amazon.com, Inc. Stated principal amount: $5,000 per security Pricing date: August 27, 2021 Issue date: September 1, 2021 Valuation date: November 29, 2021, February 28, 2022, May 27, 2022 and August 29, 2022 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day or certain market disruption events occur Maturity date: Unless earlier redeemed, September 1, 2022 Contingent coupon payment The fifth business day after each valuation date, except that the contingent coupon payment date dates: following the final valuation date will be the maturity date Contingent coupon: On each contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to at least 1.75% of the stated principal amount of the securities (equivalent to a contingent coupon rate of at least 7.00% per annum) (to be determined on the pricing date) if and only if the closing value of the underlying on the immediately preceding valuation date is greater than or equal to the coupon barrier value. If the closing value of the underlying on any valuation date is less than the coupon barrier value, you will not receive any contingent coupon payment on the immediately following contingent coupon payment date. If the closing value of the underlying on one or more valuation dates is less than the coupon barrier value and, on a subsequent valuation date, the closing value of the underlying on that subsequent valuation date is greater than or equal to the coupon barrier value, your contingent coupon payment for that subsequent valuation date will include all previously unpaid contingent coupon payments (without interest on amounts previously unpaid). However, if the closing value of the underlying on a valuation date is less than the coupon barrier value and the closing value of the underlying on each subsequent valuation date up to and including the final valuation date is less than the coupon barrier value, you will not receive the unpaid contingent coupon payments in respect of those valuation dates. Payment at maturity: If the securities are not automatically redeemed prior to maturity, you will receive at maturity for each security you then hold (in addition to the final contingent coupon payment, if applicable): • I If the final underlying value is greater than or equal to the final barrier value: $5,000 • If the final underlying value is less than the final barrier value: a fixed number of underlying shares of the underlying equal to the equity ratio (or, if we elect, the cash value of those shares based on the final underlying value) If the securities are not automatically redeemed prior to maturity and the final underlying value is less than the final barrier value, you will receive underlying shares (or, in our sole discretion, cash) that will be worth significantly less than the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity (including any previously unpaid contingent coupon payments). Initial underlying value: $ , the closing value of the underlying on the pricing date For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

34 CitiFirst Offerings Brochure | August 2021 Final underlying value: The closing value of the underlying on the final valuation date Coupon barrier value: $ , 80.00% of the initial underlying value Final barrier value: $ , 80.00% of the initial underlying value Equity ratio: , the stated principal amount divided by the initial underlying value Listing: The securities will not be listed on any securities exchange Underwriter: Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal Automatic early redemption: If, on any potential autocall date, the closing value of the underlying is greater than or equal to the initial underlying value, each security you then hold will be automatically called on that potential autocall date for redemption on the immediately following contingent coupon payment date for an amount in cash equal to $5,000.00 plus the related contingent coupon payment. The automatic early redemption feature may significantly limit your potential return on the securities. If the underlying performs in a way that would otherwise be favorable, the securities are likely to be automatically called for redemption prior to maturity, cutting short your opportunity to receive contingent coupon payments. The securities may be automatically called for redemption as early as the first potential autocall date specified below. Potential autocall dates: The valuation dates scheduled to occur on November 29, 2021, February 28, 2022 and May 27, 2022 CUSIP: 17328NVU9 Investor Profile Investor Seeks: Investor Can Accept: â– A short-term equity-linked investment â– A holding period of approximately one year â– A risk-adjusted equity complement â– The possibility of losing a significant portion of the principal amount invested â–The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | August 2021 35 Autocallable Contingent Coupon Equity Linked Securities Linked to the Worst Performing of Apple Inc. and Microsoft Corporation Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlyings: Initial underlying Coupon barrier Final barrier Equity ratio*** Underlying value* value** value** Apple Inc. $ $ $ Microsoft Corporation $ $ $ * For each underlying, its closing value on the pricing date ** For each underlying, 77.00% of its initial underlying value *** For each underlying, the stated principal amount divided by its initial underlying value Stated principal amount: $1,000 per security Pricing date: August 30, 2021 Issue date: September 7, 2021 Valuation dates: November 30, 2021, February 28, 2022, May 31, 2022, August 30, 2022, November 30, 2022 and February 28, 2023 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day or certain market disruption events occur Maturity date: Unless earlier redeemed, March 7, 2023 Contingent coupon payment The fifth business day after each valuation date, except that the contingent coupon payment date dates: following the final valuation date will be the maturity date Contingent coupon: On each contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to at least 2.00% of the stated principal amount of the securities (equivalent to a contingent coupon rate of at least 8.00% per annum) (to be determined on the pricing date)if and only if the closing value of the worst performing underlying on the immediately preceding valuation date is greater than or equal to its coupon barrier value. If the closing value of the worst performing underlying on any valuation date is less than its coupon barrier value, you will not receive any contingent coupon payment on the immediately following contingent coupon payment date. If the closing value of the worst performing underlying on one or more valuation dates is less than its coupon barrier value and, on a subsequent valuation date, the closing value of the worst performing underlying on that subsequent valuation date is greater than or equal to its coupon barrier value, your contingent coupon payment for that subsequent valuation date will include all previously unpaid contingent coupon payments (without interest on amounts previously unpaid). However, if the closing value of the worst performing underlying on a valuation date is less than its coupon barrier value and the closing value of the worst performing underlying on each subsequent valuation date up to and including the final valuation date is less than its coupon barrier value, you will not receive the unpaid contingent coupon payments in respect of those valuation dates. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

36 CitiFirst Offerings Brochure | August 2021 Payment at maturity: If the securities are not automatically redeemed prior to maturity, you will receive at maturity for each security you then hold (in addition to the final contingent coupon payment, if applicable): • If the final underlying value of the worst performing underlying on the final valuation date is greater than or equal to its final barrier value: $1,000 • If the final underlying value of the worst performing underlying on the final valuation date is less than its final barrier value: a fixed number of underlying shares of the worst performing underlying on the final valuation date equal to its equity ratio (or, if we elect, the cash value of those shares based on its final underlying value) If the securities are not automatically redeemed prior to maturity and the final underlying value of the worst performing underlying on the final valuation date is less than its final barrier value, you will receive underlying shares (or, in our sole discretion, cash) that will be worth significantly less than the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity (including any previously unpaid contingent coupon payments). Listing: The securities will not be listed on any securities exchange Underwriter: Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal Automatic early redemption: If, on any potential autocall date, the closing value of the worst performing underlying on that potential autocall date is greater than or equal to its initial underlying value, each security you then hold will be automatically called on that potential autocall date for redemption on the immediately following contingent coupon payment date for an amount in cash equal to $1,000.00 plus the related contingent coupon payment. The automatic early redemption feature may significantly limit your potential return on the securities. If the worst performing underlying performs in a way that would otherwise be favorable, the securities are likely to be automatically called for redemption prior to maturity, cutting short your opportunity to receive contingent coupon payments. The securities may be automatically called for redemption as early as the first potential autocall date specified below. Potential autocall dates: The valuation dates scheduled to occur on November 30, 2021, February 28, 2022, May 31, 2022, August 30, 2022 and November 30, 2022 Final underlying value: For each underlying, its closing value on the final valuation date Worst performing For any valuation date, the underlying with the lowest underlying return determined as of that valuation underlying: date Underlying return: For each underlying on any valuation date, (i) its closing value on that valuation date minus its initial underlying value, divided by (ii) its initial underlying value CUSIP: 17328NXB9 Investor Profile Investor Seeks: Investor Can Accept: â– A short-term equity-linked investment â– A holding period of approximately 1.5 years â– A risk-adjusted equity complement â– The possibility of losing a significant portion of the principal amount invested â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | August 2021 37 Autocallable Contingent Coupon Equity Linked Securities Linked to the Worst Performing of Amazon.com, Inc. and Apple Inc. Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlyings: Initial underlying Coupon barrier Final barrier Equity ratio*** Underlying value* value** value** Amazon.com, Inc. $ $ $ Apple Inc. $ $ $ * For each underlying, its closing value on the pricing date ** For each underlying, 80.00% of its initial underlying value *** For each underlying, the stated principal amount divided by its initial underlying value Stated principal amount: $5,000 per security Pricing date: August 30, 2021 Issue date: September 7, 2021 Valuation dates: November 30, 2021, February 28, 2022, May 31, 2022 and August 30, 2022 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day or certain market disruption events occur Maturity date: Unless earlier redeemed, September 7, 2022 Contingent coupon payment The fifth business day after each valuation date, except that the contingent coupon payment date dates: following the final valuation date will be the maturity date Contingent coupon: On each contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to at least 2.50% of the stated principal amount of the securities (equivalent to a contingent coupon rate of at least 10.00% per annum) (to be determined on the pricing date) if and only if the closing value of the worst performing underlying on the immediately preceding valuation date is greater than or equal to its coupon barrier value. If closing value of the worst performing underlying on any valuation date is less than its coupon barrier value, you will not receive any contingent coupon payment on the immediately following contingent coupon payment date. If the closing value of the worst performing underlying on one or more valuation dates is less than its coupon barrier value and, on a subsequent valuation date, the closing value of the worst performing underlying on that subsequent valuation date is greater than or equal to its coupon barrier value, your contingent coupon payment for that subsequent valuation date will include all previously unpaid contingent coupon payments (without interest on amounts previously unpaid). However, if the closing value of the worst performing underlying on a valuation date is less than its coupon barrier value and the closing value of the worst performing underlying on each subsequent valuation date up to and including the final valuation date is less than its coupon barrier value, you will not receive the unpaid contingent coupon payments in respect of those valuation dates. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

38 CitiFirst Offerings Brochure | August 2021 Payment at maturity: If the securities are not automatically redeemed prior to maturity, you will receive at maturity for each security you then hold (in addition to the final contingent coupon payment, if applicable): • If the final underlying value of the worst performing underlying on the final valuation date is greater than or equal to its final barrier value: $5,000 • If the final underlying value of the worst performing underlying on the final valuation date is less than its final barrier value: a fixed number of underlying shares of the worst performing underlying on the final valuation date equal to its equity ratio (or, if we elect, the cash value of those shares based on its final underlying value) If the securities are not automatically redeemed prior to maturity and the final underlying value of the worst performing underlying on the final valuation date is less than its final barrier value, you will receive underlying shares (or, in our sole discretion, cash) that will be worth significantly less than the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity (including any previously unpaid contingent coupon payments). Listing: The securities will not be listed on any securities exchange Underwriter: Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal Automatic early redemption: If, on any potential autocall date, the closing value of the worst performing underlying on that potential autocall date is greater than or equal to its initial underlying value, each security you then hold will be automatically called on that potential autocall date for redemption on the immediately following contingent coupon payment date for an amount in cash equal to $5,000.00 plus the related contingent coupon payment. The automatic early redemption feature may significantly limit your potential return on the securities. If the worst performing underlying performs in a way that would otherwise be favorable, the securities are likely to be automatically called for redemption prior to maturity, cutting short your opportunity to receive contingent coupon payments. The securities may be automatically called for redemption as early as the first potential autocall date specified below. Potential autocall dates: The valuation dates scheduled to occur on November 30, 2021, February 28, 2022 and May 31, 2022 Final underlying value: For each underlying, its closing value on the final valuation date Worst performing For any valuation date, the underlying with the lowest underlying return determined as of that valuation underlying: date Underlying return: For each underlying on any valuation date, (i) its closing value on that valuation date minus its initial underlying value, divided by (ii) its initial underlying value CUSIP: 17328NYP7 Investor Profile Investor Seeks: Investor Can Accept: â– A short-term equity-linked investment â– A holding period of approximately one year â– A risk-adjusted equity complement â– The possibility of losing a significant portion of the principal amount invested â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | August 2021 39 Autocallable Contingent Coupon Equity Linked Securities Linked to NVIDIA Corporation Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying: NVIDIA Corporation Stated principal amount: $1,000 per security Pricing date: August 30, 2021 Issue date: September 2, 2021 Valuation date: November 30, 2021, February 28, 2022, May 31, 2022 and August 30, 2022 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day or certain market disruption events occur Maturity date: Unless earlier redeemed, September 2, 2022 Contingent coupon payment The fifth business day after each valuation date, except that the contingent coupon payment date dates: following the final valuation date will be the maturity date Contingent coupon: On each contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to at least 2.50% of the stated principal amount of the securities (equivalent to a contingent coupon rate of at least 10.00% per annum) (to be determined on the pricing date) if and only if the closing value of the underlying on the immediately preceding valuation date is greater than or equal to the coupon barrier value. If the closing value of the underlying on any valuation date is less than the coupon barrier value, you will not receive any contingent coupon payment on the immediately following contingent coupon payment date. If the closing value of the underlying on one or more valuation dates is less than the coupon barrier value and, on a subsequent valuation date, the closing value of the underlying on that subsequent valuation date is greater than or equal to the coupon barrier value, your contingent coupon payment for that subsequent valuation date will include all previously unpaid contingent coupon payments (without interest on amounts previously unpaid). However, if the closing value of the underlying on a valuation date is less than the coupon barrier value and the closing value of the underlying on each subsequent valuation date up to and including the final valuation date is less than the coupon barrier value, you will not receive the unpaid contingent coupon payments in respect of those valuation dates. Payment at maturity: If the securities are not automatically redeemed prior to maturity, you will receive at maturity for each security you then hold (in addition to the final contingent coupon payment, if applicable): • I If the final underlying value is greater than or equal to the final barrier value: $1,000 • If the final underlying value is less than the final barrier value: a fixed number of underlying shares of the underlying equal to the equity ratio (or, if we elect, the cash value of those shares based on the final underlying value) If the securities are not automatically redeemed prior to maturity and the final underlying value is less than the final barrier value, you will receive underlying shares (or, in our sole discretion, cash) that will be worth significantly less than the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity (including any previously unpaid contingent coupon payments). Initial underlying value: $ , the closing value of the underlying on the pricing date For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

40 CitiFirst Offerings Brochure | August 2021 Final underlying value: The closing value of the underlying on the final valuation date Coupon barrier value: $ , 75.00% of the initial underlying value Final barrier value: $ , 75.00% of the initial underlying value Equity ratio: , the stated principal amount divided by the initial underlying value Listing: The securities will not be listed on any securities exchange Underwriter: Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal Automatic early redemption: If, on any potential autocall date, the closing value of the underlying is greater than or equal to the initial underlying value, each security you then hold will be automatically called on that potential autocall date for redemption on the immediately following contingent coupon payment date for an amount in cash equal to $1,000.00 plus the related contingent coupon payment. The automatic early redemption feature may significantly limit your potential return on the securities. If the underlying performs in a way that would otherwise be favorable, the securities are likely to be automatically called for redemption prior to maturity, cutting short your opportunity to receive contingent coupon payments. The securities may be automatically called for redemption as early as the first potential autocall date specified below. Potential autocall dates: The valuation dates scheduled to occur on November 30, 2021, February 28, 2022 and May 31, 2022 CUSIP: 17328NXL7 Investor Profile Investor Seeks: Investor Can Accept: â– A short-term equity-linked investment â– A holding period of approximately one year â– A risk-adjusted equity complement â– The possibility of losing a significant portion of the principal amount invested â–The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | August 2021 41 General Overview of Investments CitiFirst Protection Investments Investments Maturity Risk Profile* Return* Contingent Full principal If the underlying never crosses either an upside or downside threshold, the return on the Absolute Return 1-2 Years amount due at investment equals the absolute value of the return of the underlying. Otherwise, the return MLDs/Notes maturity equals zero Contingent Upside Full principal If the underlying crosses an upside threshold, the return on the investment equals an interest Participation 1-5 Years amount due at payment paid at maturity. Otherwise, the return equals the greater of the return of the MLDs/Notes maturity underlying and zero Full principal If the underlying ever crosses an upside threshold during a coupon period, the return for the Minimum Coupon 3-5 Years amount due at coupon period equals the minimum coupon. Otherwise, the return for a coupon period equals Notes maturity the greater of the return of the underlying during the coupon period and the minimum coupon Market-Linked Notes/ Full principal The return on the investment equals the greater of the return of the underlying multiplied by Deposits & Safety First 3-7 Years amount due at a participation rate and zero; the maximum return is capped Trust Certificates maturity CitiFirst Performance Investments Investments Maturity Risk Profile* Return* Payment at A fixed coupon is paid regardless of the performance of the underlying. If the underlying 6-13 maturity may never crosses a downside threshold, the return on the investment equals the coupons paid. ELKS® Months be less than the Otherwise, the return equals the sum of the coupons paid and the return of the underlying at principal amount maturity If the return of the underlying is positive at maturity, the return on the investment equals Payment at the lesser of (a) the return of the underlying multiplied by a participation rate and (b) the maturity may maximum return on the notes. If the return of the underlying is either zero or negative by Buffer Notes 1-5 Years be less than the an amount lesser than the buffer amount, the investor receives the stated principal amount. principal amount Otherwise, the return on the investment equals the return of the underlying plus the buffer amount If the underlying is equal to or greater than a threshold (such as its initial value) on any Payment at call date, the note is called and the return on the investment equals a fixed premium. If the maturity may CoBas/PACERSSM 1-5 Years be less than the note has not been called, at maturity, if the underlying has crossed a downside threshold, the return on the investment equals the return of the underlying, which will be negative. Other-principal amount wise, the return equals zero If the return of the underlying is positive at maturity, the return on the investment equals Payment at the return of the underlying multiplied by a participation rate (some versions are subject to a maturity may LASERSSM 1-5 Years be less than the maximum return on the notes). If the return of the underlying is negative and the underlying has crossed a downside threshold, the return on the investment equals the return of the principal amount underlying, which will be negative. Otherwise, the return equals zero CitiFirst Opportunity Investments Investments Maturity Risk Profile* Return* Payment at If the underlying is above its initial level at maturity, the return on the investment equals the Upturn Notes 1-2 Years maturity may be lesser of the return of the underlying multiplied by a participation rate and the maximum zero return on the notes. Otherwise, the return equals the return of the underlying Payment at If the underlying is equal to or above its initial level at maturity, the return on the investment Fixed Upside 1-2 Years maturity may be equals a predetermined fixed amount. Otherwise, the return equals the Return Notes zero return of the underlying Payment at The return on the investment equals the return of a unique index created by Citi Strategic Market 3-4 Years maturity may be Access Notes zero *All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of Market-Linked Certificates of Deposit which has FDIC insurance, subject to applicable limitations. This is not a complete list of CitiFirst structures. The descriptions above are not intended to completely describe how an investment works or to detail all of the terms, risks and benefits of a particular investment. The return profiles can change. Please refer to the offering documents and related material(s) of a particular investment for a comprehensive description of the structure, terms, risks and benefits related to that investment.

42 CitiFirst Offerings Brochure | August 2021 Important Information for the Monthly Offerings Investment Information The investments set forth in the previous pages are intended for general indication only of the CitiFirst Investments offerings. The issuer reserves the right to terminate any offering prior to its pricing date or to close ticketing early on any offering. SEC Registered (Public) Offerings Each issuer, if applicable, has separately filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the SEC registered offerings by that issuer, to which this communication relates. Before you invest in any of the registered offerings identified in this Offerings Brochure, you should read the prospectus in the applicable registration statement and the other documents the issuer and guarantor, if applicable, have filed with the SEC for more complete information about that issuer and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. For Registered Offerings Issued by: Citigroup Global Markets Holdings Inc. Issuer’s Registration Statement Numbers: 333-255302 and 333-255302-03 Issuer’s CIK on the SEC Website: 0000200245 Alternatively, you can request a prospectus and any other documents related to the offerings, either in hard copy or electronic form, by calling toll-free 1-877-858-5407 or by calling your Financial Advisor. The SEC registered securities described herein are not bank deposits but are senior, unsecured debt obligations of the issuer. The SEC registered securities are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency or instrumentality. Market-Linked Certificates of Deposit The Market-Linked Deposits (“MLDs”) are not SEC registered offerings and are not required to be so registered. For indicative terms and conditions on any MLD, please contact your Financial Advisor or call the toll-free number 1-800-831-9146.

CitiFirst Offerings Brochure | August 2021 43 Overview of Key Benefits and Risks of CitiFirst Investments Benefits due on these investments, including any of the underlying asset or index and, principal due at maturity and therefore therefore, the value of the investment. â– Investors can access investments linked to investors are subject to the credit risk of Further, any research, opinion or a variety of underlying assets or indices, the applicable issuer. recommendation expressed within such such as domestic and foreign indices, research reports may not be consistent exchange-traded funds, commodities, â– Secondary Market – There may be little with purchasing, holding or selling the foreign-exchange, interest rates, equities, or no secondary market for a particular investment. or a combination thereof. investment. If the applicable offering document(s) so specifies, the issuer may â–The United States Federal Income â– Structured investments can offer unique apply to list an investment on a securities Tax Consequences of Structured risk/return profiles to match investment exchange, but it is not possible to predict Investments are Uncertain – No objectives, such as the amount of whether any investment will meet the statutory, judicial or administrative principal due at maturity, periodic income, listing requirements of that particular authority directly addresses the and enhanced returns. exchange, or if listed, whether any characterization of structured secondary market will exist. investments for U.S. federal income tax purposes. The tax treatment of a Risks â– Resale Value of a CitiFirst Structured structured investment may be very Investment May be Lower than Your different than that of its underlying â– The risks below are not intended to be Initial Investment – Due to, among other asset. As a result, significant aspects an exhaustive list of the risks associated things, the changes in the price of and of the U.S. federal income tax with a particular CitiFirst Structured dividend yield on the underlying asset, consequences and treatment of an Investment offering. Before you invest in interest rates, the earnings performance investment are not certain. The offering any CitiFirst Structured Investment you of the issuer of the underlying asset, document(s) for each structured should thoroughly review the particular the applicable issuer of the CitiFirst investment contains tax conclusions investment’s offering document(s) and Structured Investment’s perceived and discussions about the expected related material(s) for a comprehensive creditworthiness, the investment may U.S. federal income tax consequences description of the risks and considerations trade, if at all, at prices below its initial and treatment of the related structured associated with the particular investment. issue price and an investor could receive investment. However, no ruling is being substantially less than the amount of his/ requested from the Internal Revenue â–Potential for Loss her original investment upon any resale of Service with respect to any structured â– The terms of certain investments the investment. investment and no assurance can be provide that the full principal given that the Internal Revenue Service amount is due at maturity, subject â– Volatility of the Underlying Asset or will agree with the tax conclusions and to the applicable issuer’s credit Index – Depending on the investment, treatment expressed within the offering risk. However, if an investor sells the amount you receive at maturity document(s) of a particular structured or redeems such investment prior to could depend on the price or value of investment. Citigroup Inc., its affiliates, maturity, the investor may receive the underlying asset or index during the and employees do not provide tax or an amount less than his/her original term of the trade as well as where the legal advice. Investors should consult investment. price or value of the underlying asset or with their own professional advisor(s) â– The terms of certain investments index is at maturity; thus, the volatility on such matters before investing in any provide that the payment due at of the underlying asset or index, which structured investment. maturity could be significantly less is the term used to describe the size and than the full principal amount and, frequency of market fluctuations in the â–Fees and Conflicts – The issuer of for certain investments, could be price or value of the underlying asset or a structured investment and its zero. In these cases, an investor may index, may result in an investor receiving affiliates may play a variety of roles receive an amount significantly less an amount less than he/she would in connection with the investment, than his/her original investment and otherwise receive. including acting as calculation agent may receive nothing at maturity of and hedging the issuer’s obligations the investment. â– Potential for Lower Comparable Yield – under the investment. In performing The effective yield on any investment may these duties, the economic interests â–Appreciation May Be Limited – be less than that which would be payable of the affiliates of the issuer may be Depending on the investment, an on a conventional fixed-rate debt security adverse to the interest of the investor. investor’s appreciation may be limited of the same issuer with comparable by a maximum amount payable or by the maturity. extent to which the return reflects the performance of the underlying asset or â– Affiliate Research Reports and index. Commentary – Affiliates of the particular issuer may publish research reports or â– Issuer Credit Risk – All payments on otherwise express opinions or provide CitiFirst Structured Investments are recommendations from time to time dependent on the applicable issuer’s or regarding the underlying asset or index guarantor’s ability to pay all amounts which may influence the price or value

44 CitiFirst Offerings Brochure | August 2021 Additional Considerations Please note that the information contained in this brochure is current as of the date indicated and is not intended to be a complete description of the terms, risks and benefits associated with any particular structured investment. Therefore, all of the information set forth herein is qualified in its entirety by the more detailed information provided in the offering documents(s) and related material for the respective structured investment. The structured investments discussed within this brochure are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment. Tax Disclosure Citigroup Inc., its affiliates and employees do not provide tax or legal advice. To the extent that this brochure or any offering document(s) concerns tax matters, it is not intended to be used and cannot be used by a taxpayer for the purpose of avoiding penalties that may be imposed by law. Any such taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. ERISA and IRA Purchases Prohibited Employee benefit plans subject to ERISA, retirement accounts (including Keogh, SEP and SIMPLE plans, individual retirement accounts and individual retirement annuities) and entities the assets of which are deemed to constitute the assets of such plans are not permitted to purchase structured investments. Distribution Limitations and Considerations This document may not be distributed in any jurisdiction where it is unlawful to do so. The investments described in this document may not be marketed, or sold or be available for offer or sale in any jurisdiction outside of the U.S., unless permitted under applicable law and in accordance with the offering documents and related materials. In particular: WARNING TO INVESTORS IN HONG KONG ONLY: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. Investors are advised to exercise caution in relation to the offer. If Investors are in any doubt about any of the contents of this document, they should obtain independent professional advice. This offer is not being made in Hong Kong, by means of any document, other than (1) to persons whose ordinary business it is to buy or sell shares or debentures (whether as principal or agent); (2) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO; or (3) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. There is no advertisement, invitation or document relating to structured investments, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to structured investments which are or are intended to be disposed of only to persons outside Hong Kong or only to the persons or in the circumstances described in the preceding paragraph. WARNING TO INVESTORS IN SINGAPORE ONLY: This document has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of the Singapore Statutes (the Securities and Futures Act). Accordingly, neither this document nor any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the structured investments may be circulated or distributed, nor may the structured investments be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than in circumstances where the registration of a prospectus is not required and thus only (1) to an institutional investor or other person falling within section 274 of the Securities and Futures Act, (2) to a relevant person (as defined in section 275 of the Securities and Futures Act) or to any person pursuant to section 275(1A) of the Securities and Futures Act and in accordance with the conditions specified in section 275 of that Act, or (3) pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act. No person receiving a copy of this document may treat the same as constituting any invitation to him/her, unless in the relevant territory such an invitation could be lawfully made to him/ her without compliance with any registration or other legal requirements or where such registration or other legal requirements have been complied with. Each of the following relevant persons specified in Section 275 of the Securities and Futures Act who has subscribed for or purchased structured investments, namely a person who is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or (b) a trust (other than a trust the trustee of which is an accredited investor) whose sole purpose is to hold investments and of which each beneficiary is an individual who is an accredited investor, should note that securities of that corporation or the beneficiaries’ rights and interest in that trust may not be transferred for 6 months after that corporation or that trust has acquired the structured investments under Section 275 of the Securities and Futures Act pursuant to an offer made in reliance on an exemption under Section 275 of the Securities and Futures Act unless: (i) the transfer is made only to institutional investors, or relevant persons as defined in Section 275(2) of that Act, or arises from an offer referred to in Section 275(1A) of that Act (in the case of a corporation) or in accordance with Section 276(4)(i)(B) of that Act (in the case of a trust); (ii) no consideration is or will be given for the transfer; or (iii) the transfer is by operation of law.

Notes

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CitiFirst At Citi, our talented professionals are dedicated to delivering innovative investments and services to our clients across the globe. Our teams in structuring, marketing, sales and trading are focused on educating our distribution partners and putting clients first. To discuss CitiFirst investment ideas and strategies, Financial Advisors, Private Bankers and other distribution partners may call our sales team. Private Investors should call their financial advisor or private banker. Client service number for Financial Advisors and Distribution Partners in the Americas: +1 (212) 723-7288 For more information, please go to www.citifirst.com Standard & Poor’s,” “S&P 500®,” and “S&P®” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Citigroup Inc. Dow Jones Industrial AverageTM is a service mark of Dow Jones & Company, Inc. (“Dow Jones”) and has been licensed for use by Citigroup Funding Inc. The Notes described herein are not sponsored, endorsed, sold or promoted by Dow Jones and Dow Jones makes no warranties and bears no liability with respect to the Notes. EURO STOXX 50® is a service mark of STOXX Limited and/or its licensors that has been sublicensed for use for certain purposes by Citigroup Inc. and its affiliates. For more information, see “Equity Index Descriptions— EURO STOXX 50® Index — License Agreement with STOXX Limited” in the accompanying underlying supplement. Citi Personal Wealth Management is a business of Citigroup Inc., which offers investment products through Citigroup Inc., member SIPC. Citibank, N.A. is an affiliated company under control of Citigroup Inc. ©2021 Citigroup Inc. Citi and Citi with Arc Design are registered service marks of Citigroup Inc. or its affiliates.